News Release




For Immediate Release


Contacts:
K. C. Trowell                               G. Thomas Frankland
Chairman & Chief Executive Officer          Executive Vice President & Chief Financial Officer
CNB Florida Bancshares, Inc.                904/265-0261


           CNB Florida Bancshares Reports 2003 Third Quarter Earnings

     Jacksonville, Florida (October 22, 2003) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported third quarter 2003 net income of $1,737,000, or $0.27 per diluted share, compared to $1,477,000, or $0.24 per diluted share, for the comparable 2002 quarter. Total assets increased to $810.3 million at September 30, 2003 compared to $730.7 million at December 31, 2002 and $686.9 million at September 30, 2002.

     For the nine months ended September 30, 2003, net income was $4,707,000, or $0.74 per diluted share, compared to $3,805,000, or $0.61 per diluted share, for the same period last year.

     Total outstanding loans and deposits rose 14% and 19% to $654.6 million and $727.8 million, respectively, at September 30, 2003 from $573.8 million and $613.0 million, respectively, at September 30, 2002. Total loans increased $48.9 million, or 8%, from $605.8 million at December 31, 2002 while deposits increased $79.2 million, or 12%, from $648.6 million at the end of 2002. The Company's loan to deposit ratio at September 30, 2003 was 90% compared to 94% at the end of the comparable 2002 quarter and 93% at December 31, 2002. Loan and securities growth were the primary contributors to the 5% increase in net interest income to $7.1 million for the 2003 quarter compared to $6.8 million for the 2002 quarter. Interest income increased 2% while interest expense decreased 5% for the 2003 third quarter over comparable 2002 amounts. The increased interest income reflects growth in loans and investments that outpaced the decline in yields over this period. The decline in interest expense reflects a reduction in funding costs over the last year. Net interest yield was 3.79% in the third quarter 2003 compared to 4.30% in the third quarter 2002 and 3.79% and 3.76% in the first and second quarters of 2003, respectively. The Company believes that its efforts to reduce the impact of margin compression from the current interest rate environment have been successful. While the Company continues to maintain an asset sensitive position with respect to asset and liability management, it is anticipated that market interest rates will remain at current low levels into 2004.

     Non-interest income decreased 7% to $1,446,000 for the 2003 third quarter from $1,552,000 for the comparable 2002 quarter. The decrease was primarily attributed to a $268,000 reduction in secondary market mortgage income. The lower level of secondary market mortgage income is attributable to a temporary reduction in loan production staff resulting from organizational changes within the mortgage function during the second quarter and a slow down in mortgage origination activity resulting from recent increases in mortgage interest rates. Other changes in non-interest income included a $67,000 increase in service charges on deposits and a $84,000 increase in other income. Included in other income is a $55,000 gain on the sale of the Company's credit card portfolio during the quarter.

     The provision for loan losses was $325,000 for the 2003 quarter, a 46% decrease over the comparable 2002 amount, reflecting lower levels of net charge-offs and improvement in the level of non-performing loans. Non-performing assets were $4.3 million at September 30, 2003 compared to $8.1 million at
December 31, 2002 and $4.9 million at September 30, 2002. The decline in non-performing assets is due to the return of a $2.3 million loan to performing status after the credit was modified and the borrower continued to demonstrate an adequate repayment history. Approximately 41% of the total non-performing assets at September 30, 2003 are related to one credit relationship collateralized by commercial real estate, which is under a contract to sell and scheduled to close in the fourth quarter of 2003. The Company does not anticipate any loss of principal in connection with this repayment. Net charge-offs for the nine months ended September 30, 2003 were $1,176,000, or 0.25% of annualized average loans, compared to $785,000, or 0.19% of annualized average loans, for the nine months ended September 30, 2002. The allowance for loan losses was 1.08% of total loans at September 30, 2003, compared to 1.09% at December 31, 2002 and 1.05% at September 30, 2002.

     Non-interest expense increased 2% to $5,480,000 in the 2003 third quarter compared to $5,355,000 for the 2002 third quarter. As a percentage of average assets, annualized non-interest expense decreased to 2.7% in the third quarter of 2003 from 3.1% in the comparable 2002 quarter. This decline reflects the Company's continued focus on overhead expense management.

     During the third quarter, the Company opened its third Alachua County branch, and fifteenth overall, in the Magnolia Parke section of Gainesville. The Company also anticipates opening its new Glen St. Mary branch in Baker County during the fourth quarter of this year.

     "The Company remains committed to the execution of its growth and profitability strategy," stated K.C. Trowell, Chairman and Chief Executive
Officer. "We continued to see an improvement in loan growth and sustained increases in deposit balances. In addition, during the third quarter we were able to realize a significant reduction in non-performing assets with no loss. We continue to focus on credit quality and further reducing our exposure to non-performing assets," added Trowell.

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fifteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                                                               September 30,            December 31,
                                                                                                   2003                      2002
                                                                                                ----------               -----------
                                                                                                          (in thousands)
ASSETS
  Cash and due from banks                                                                        $  20,747                $  15,986
  Interest bearing deposits                                                                         10,487                   12,215
  Federal funds sold                                                                                   500                    5,400
  Securities available for sale                                                                     60,895                   49,682
  Securities held to maturity                                                                       29,693

  Loans                                                                                            654,640                  605,785
  Less:  Allowance for loan losses                                                                  (7,048)                  (6,574)
                                                                                                 ---------                ---------

  Net loans                                                                                        647,592                  599,211

  Loans held for sale                                                                                2,734                   10,893
  Premises and equipment, net                                                                       24,760                   25,086
  Intangible assets                                                                                  5,512                    6,056
  Other assets                                                                                       7,379                    6,145
                                                                                                 ---------                ---------

     Total assets                                                                                $ 810,299                $ 730,674
                                                                                                 =========                =========

LIABILITIES
  Non-interest bearing deposits                                                                  $  94,720                $  80,065
  Savings, time and interest bearing deposits                                                      465,410                  408,955
  Time deposits, $100,000 and over                                                                 167,673                  159,616
                                                                                                 ---------                ---------
     Total deposits                                                                                727,803                  648,636

  Securities sold under repurchase agreements
    and federal funds purchased                                                                     11,476                   14,446
  Other borrowings                                                                                  11,500                   11,000
  Other liabilities                                                                                  5,301                    5,671
                                                                                                 ---------                ---------
     Total liabilities                                                                             756,080                  679,753

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,220,490 and
      6,125,500 shares issued and outstanding                                                           62                       61
  Additional paid-in capital                                                                        31,802                   30,840
  Retained earnings                                                                                 23,193                   19,912
  Accumulated other comprehensive (loss) income                                                       (838)                     108
                                                                                                 ---------                ---------
     Total shareholders' equity                                                                     54,219                   50,921
                                                                                                 ---------                ---------

     Total liabilities and shareholders' equity                                                  $ 810,299                $ 730,674
                                                                                                 =========                =========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                                 Three months ended September 30,
                                                                                                    2003                     2002
                                                                                                 ----------               ---------
                                                                                                           (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                                     $   10,101               $   10,119
  Interest on investment securities                                                                     711                      576
  Interest on federal funds sold and
    interest bearing deposits                                                                            77                       21
                                                                                                 ----------               ----------

     Total interest income                                                                           10,889                   10,716
                                                                                                 ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                                                3,564                    3,733
  Interest on repurchase agreements and federal
    funds purchased                                                                                      23                       50
  Interest on other borrowings                                                                          174                      165
                                                                                                 ----------               ----------

     Total interest expense                                                                           3,761                    3,948
                                                                                                 ----------               ----------

NET INTEREST INCOME                                                                                   7,128                    6,768

  Provision for loan losses                                                                             325                      600
                                                                                                 ----------               ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                                                     6,803                    6,168

NON-INTEREST INCOME
  Service charges                                                                                       890                      823
  Secondary market mortgage sales                                                                       300                      568
  Other fees and charges                                                                                245                      161
  Securities gains                                                                                       11
                                                                                                 ----------               ----------
     Total non-interest income                                                                        1,446                    1,552
                                                                                                 ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                                      2,752                    2,828
  Occupancy and equipment expense                                                                       944                      882
  Other operating expense                                                                             1,784                    1,645
                                                                                                 ----------               ----------

     Total non-interest expense                                                                       5,480                    5,355
                                                                                                 ----------               ----------

Income before income taxes                                                                            2,769                    2,365

Provision for income taxes                                                                            1,032                      888
                                                                                                 ----------               ----------

NET INCOME                                                                                       $    1,737               $    1,477
                                                                                                 ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                                       $     0.28               $     0.24
                                                                                                 ==========               ==========

     Diluted                                                                                     $     0.27               $     0.24
                                                                                                 ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                                        6,220,490                6,104,021
                                                                                                 ==========               ==========

     Diluted                                                                                      6,399,338                6,213,422
                                                                                                 ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                                   Nine months ended September 30,
                                                                                                    2003                      2002
                                                                                                 ----------               ----------
                                                                                                           (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                                     $   30,251               $   29,019
  Interest on investment securities                                                                   1,688                    1,494
  Interest on federal funds sold and
    interest bearing deposits                                                                           392                       69
                                                                                                 ----------               ----------

     Total interest income                                                                           32,331                   30,582
                                                                                                 ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                                               11,290                   10,910
  Interest on repurchase agreements and federal
    funds purchased                                                                                      79                      158
  Interest on other borrowings                                                                          512                      489
                                                                                                 ----------               ----------

     Total interest expense                                                                          11,881                   11,557
                                                                                                 ----------               ----------

NET INTEREST INCOME                                                                                  20,450                   19,025

  Provision for loan losses                                                                           1,650                    1,625
                                                                                                 ----------               ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                                                    18,800                   17,400

NON-INTEREST INCOME
  Service charges                                                                                     2,657                    2,385
  Secondary market mortgage sales                                                                     1,190                    1,562
  Other fees and charges                                                                                684                      505
  Securities gains                                                                                      406                        4
                                                                                                 ----------               ----------
     Total non-interest income                                                                        4,937                    4,456
                                                                                                 ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                                      8,302                    8,354
  Occupancy and equipment expense                                                                     2,727                    2,538
  Other operating expense                                                                             5,285                    4,926
                                                                                                 ----------               ----------

     Total non-interest expense                                                                      16,314                   15,818
                                                                                                 ----------               ----------

Income before income taxes                                                                            7,423                    6,038

Provision for income taxes                                                                            2,716                    2,233
                                                                                                 ----------               ----------

NET INCOME                                                                                       $    4,707               $    3,805
                                                                                                 ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                                       $     0.76               $     0.62
                                                                                                 ==========               ==========

     Diluted                                                                                     $     0.74               $     0.61
                                                                                                 ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                                        6,184,962                6,100,368
                                                                                                 ==========               ==========

     Diluted                                                                                      6,373,149                6,189,081
                                                                                                 ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Supplemental Financial Highlights
                                   (Unaudited)

                                                                   For the Three Months Ended
                                               September 30,        June 30,        March 31,       December 31,       September 30,
(dollars in thousands)                              2003              2003             2003             2002               2002
                                                    ----              ----             ----             ----               ----

Return on average assets                               0.87%             0.86%             0.70%             0.88%             0.86%
Return on average
   shareholders' equity                               12.79%            12.59%            10.22%            12.42%            11.89%
Net interest yield                                     3.79%             3.76%             3.79%             4.06%             4.30%
Non-interest income to
   average assets                                      0.72%             0.96%             0.87%             1.03%             0.91%
Non-interest expense to
   average assets                                      2.73%             2.77%             2.92%             2.96%             3.13%
Efficiency ratio                                       63.9%             62.2%             66.8%             62.3%             64.4%
Basic earnings per share                       $       0.28      $       0.27      $       0.21      $       0.26      $       0.24
Diluted earnings per share                     $       0.27      $       0.26      $       0.21      $       0.25      $       0.24
Non-performing assets                          $      4,272      $      6,639      $      7,492      $      8,074      $      4,889

                                                                            For the Three Months Ended
                                              September 30,       June 30,          March 31,       December 31,       September 30,
Average Loans                                     2003              2003              2003              2002               2002
                                                  ----              ----              ----              ----               ----

Commercial                                      $106,631          $103,987          $104,788          $108,101           $101,065
Commercial real estate                           181,949           176,711           167,287           155,109            144,725
Commercial secured by real estate                160,692           159,337           159,344           154,001            147,901
Mortgages (including home equity)                146,921           140,838           135,763           134,742            133,706
Consumer                                          31,726            31,593            31,565            34,573             33,401
Credit card                                        1,036             1,070             1,113             1,083              1,155
Tax free loans                                     6,215             6,045             4,182             4,372              4,283
                                                --------          --------          --------          --------           --------
Total loans                                     $635,170          $619,581          $604,042          $591,981           $566,236
                                                ========          ========          ========          ========           ========

                                                                               For the Three Months Ended
                                              September 30,        June 30,          March 31,       December 31,      September 30,
Average Deposits                                   2003              2003              2003              2002               2002
                                                   ----              ----              ----              ----               ----

Demand deposits                                  $ 94,566          $ 92,525          $ 85,721          $ 85,651           $ 80,029
NOW and money markets                             247,017           231,501           222,862           207,773            200,605
Savings                                            24,926            24,005            23,244            22,241             22,323
Time deposits                                     346,420           347,706           346,895           322,461            297,245
                                                 --------          --------          --------          --------           --------
Total deposits                                   $712,929          $695,737          $678,722          $638,126           $600,202
                                                 ========          ========          ========          ========           ========
